PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
                                                      www.peoplesbancorp.com

 NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                                                                Contact: Mark F. Bradley
May 28, 2008                                                                                                                                             President and Chief Executive Officer
                                                                                         (740) 373-3155

PEOPLES BANK TO SELL BANKING OFFICE IN GRAYSON, KENTUCKY
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MARIETTA, Ohio – Peoples Bank, National Association (“Peoples Bank”), a wholly-owned subsidiary of Peoples Bancorp Inc. (NASDAQ: PEBO), announced today that it has agreed to sell its Grayson, Kentucky banking office (“Grayson office”) to First National Bank of Grayson (“First National Bank”).
“This action is consistent with our strategic plan to optimize our branch network to operate more efficiently and improve growth opportunities,” said Mark F. Bradley, Peoples Bancorp’s President and Chief Executive Officer.  “We look forward to continuing to serve our customers in Boyd and Greenup counties through our full-service offices in Ashland, Russell, Greenup, and Summit.”
Under terms of the purchase and assumption agreement, First National Bank has agreed to pay $500,000 for the Grayson office’s $14.9 million in deposits, $2.9 million in loans, and fixed assets, which have an approximate book value of $225,000.  The premium on deposits equates to approximately 1.85%.  If total deposits of the Grayson office increase or decrease by 10% before completion of the sale, then the premium on deposits will be adjusted accordingly by $25,000 for each 10% change in deposits.
The transaction, which is subject to regulatory approval, is expected to be completed in fourth quarter 2008.
“First National Bank, established in 1902, is locally owned and operated and is excited to have the opportunity to provide financial services to the customers of Peoples Bank’s Grayson office,” said Willis H. Kelley, President and CEO of First National Bank.  “We will work diligently with Peoples Bank to provide a smooth transition to its customers and strive to provide the excellent customer service our customers have come to expect.”
First National Bank of Grayson had $187 million in assets at March 31, 2008 and operates 6 offices in northeastern Kentucky’s Carter, Elliott and Morgan counties.
Peoples Bancorp Inc. is a diversified financial products and services company with $1.9 billion in assets, 50 locations and 38 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc.  Peoples’ common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

END OF RELEASE

Safe Harbor Statement:
This press release may contain certain forward-looking statements with respect to Peoples’ financial condition, results of operations, plans, objectives, future performance and business.  Except for the historical and present factual information contained in this press release, the matters discussed in this press release, and other statements identified by words such as “expects,” “believes,” “plans,”  “will,” “would,” “should,” “could” and similar expressions are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment impact interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect Peoples’ business; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (10) the outcome of regulatory and legal proceedings and (11) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”).  Peoples  undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.  Copies of documents filed with the SEC are available free of charge at the Commission’s website at http://www.sec.gov and/or from Peoples’ website.